CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-6 (File No. 333-98631) for the Nationwide Provident VLI Separate Account A (formerly Providentmutual Variable Life Separate Account), of our report dated January 18, 2002 on our audit of the financial statement of Providentmutual
Life and Annuity Company of America for the year ended December 31, 2001.

We also consent to the reference to our Firm under the caption "Experts".



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 29, 2004